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                                                                   Exhibit 23.02





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 10, 1998 and December 23, 1997 on our audits of the consolidated financial statements and financial statement schedules of CSK Auto Corporation as of February 1, 1998 and February 2, 1997 and for each of the three years ended February 1, 1998.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Phoenix, Arizona
September 11, 1998